EXHIBIT 11.1

           STATEMENT RE:  COMPUTATION OF DILUTED EARNINGS PER SHARE

Diluted earnings per share computations assume the exercise of stock options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of shares under options outstanding during the period and only include those options for which the exercise price is less than the average share price during the period. The net additional shares issuable are calculated based on the treasury stock method and are added to the weighted average number of shares outstanding during the period.


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 2005         Three Months
--------------------------------------------------------------          ----------
Actual net income (A)                                                  $ 2,903,387
                                                                        ==========

Assumed exercise of stock options and warrants                              57,200
Application of assumed proceeds ($631,660) toward
  repurchase of outstanding common stock at an average
  market price of $17.839.                                                 (35,409)
                                                                        ----------
Net additional shares issuable                                              21,791
                                                                        ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                            11,305,007
  Net additional shares issuable                                            21,791
                                                                        ----------
  Adjusted shares outstanding (B)                                       11,326,798
                                                                        ==========
Net income per common share (A) divided by (B)                         $      0.26
                                                                        ==========


DILUTED EARNINGS PER SHARE FOR THE PERIOD ENDED MARCH 31, 2004         Three Months
--------------------------------------------------------------          ----------
Actual net income (A)                                                  $ 2,030,817
                                                                        ==========

Assumed exercise of stock options and warrants                              57,715
Application of assumed proceeds ($564,617) toward
  repurchase of outstanding common stock at an average
  market price of $17.987                          .                       (31,390)
                                                                        ----------
Net additional shares issuable                                              26,325
                                                                        ==========

Adjustment of shares outstanding:
  Weighted average common shares outstanding                            11,294,954
  Net additional shares issuable                                            26,325
                                                                        ----------
  Adjusted shares outstanding (B)                                       11,321,279
                                                                        ==========
Net income per common share (A) divided by (B)                         $      0.18
                                                                        ==========